UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2022

AutoWeb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 North Ashley Drive, Suite 300 Tampa, Florida 33602-4314
(Address of principal executive offices) (Zip Code)

(949) 225-4500
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AUTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of the previously reported resignations of Chan Galbato and Michael Carpenter from the Board of Directors (“Board”) of AutoWeb, Inc. (“Company”), and in order to maintain compliance with Nasdaq corporate governance rules relating to the independence of directors on the Board and its Audit, Compensation and Corporate Governance and Nominations Committees, following the Company’s 2022 Annual Meeting of Stockholders on June 16, 2022 (“Annual Meeting”) the Board reappointed Michael J. Fuchs to the Board as a Class III director, effective immediately. Mr. Fuchs’ term as a Class III Director will expire at the Company’s annual meeting of stockholders in 2025. Mr. Fuchs was also reappointed as a member of the Board’s Audit Committee, Compensation Committee, Corporate Governance and Nominations Committee and 2022 Special Committee. Mr. Fuchs was also reappointed as the Chairman of the Board and Chairman of the Corporate Governance and Nominations Committee. Mr. Fuchs served as a member of the Board from September 1996 until the Annual Meeting. As previously reported, in connection with a reduction in the number of authorized directors on the Board, the Board decided not to nominate Mr. Fuchs for re-election as a member of the Board at the Annual Meeting. This decision was made prior to the resignations of Messrs. Galbato and Carpenter.

Since May 2001, Mr. Fuchs has been engaged in private investing for his own behalf. From November 2000 to May 2001, Mr. Fuchs was Chief Executive Officer of MyTurn.com, Inc. and was Interim Chief Executive Officer from April 2000 to October 2000. Mr. Fuchs was a consultant from November 1995 to April 2000. Mr. Fuchs was also Chairman and Chief Executive Officer of Home Box Office, a division of TimeWarner Entertainment Company, L.P., a leading pay-television company, from October 1984 until November 1995, and Chairman and Chief Executive Officer of Warner Music Group, a division of Time Warner Inc., from May 1995 to November 1995. Mr. Fuchs holds a B.A. Degree from Union College and a J.D. Degree from the New York University School of Law. Mr. Fuchs, age 77, was a significant early investor in the Company.

Mr. Fuchs will participate in the standard compensation arrangements for the Company’s non-employee directors, as disclosed in the section entitled “Executive Compensation-Director Compensation” in the Company’s most recent proxy statement for the Annual Meeting, filed with the Securities Exchange Commission April 21, 2022 (SEC File No.001-34761), the description of which is incorporated herein by reference. On June 16, 2022, the Company and Mr. Fuchs reentered into a Company-standard indemnification agreement for non-employee directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Following the Annual Meeting on June 16, 2022, the Board approved an amendment (“Bylaw Amendment No. 3”) to Section 3.02 of the Company’s Seventh Amended and Restated Bylaws to increase the number of authorized directors on the Board from five (5) to six (6) members. Bylaw Amendment No. 3 became effective immediately, and as reported in Item 5.02 of this Current Report on Form 8-K, Mr. Fuchs was reappointed to the Board to fill the position created by the increase in the authorized number of directors by reason of Bylaw Amendment No. 3.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 16, 2022, at the principal executive office of the Company. A total of 8,630,597 shares of the Company’s Common Stock, par value $0.001 per share, were present or represented by proxy at the Annual Meeting, representing 61.4% of the Company’s shares outstanding as of April 20, 2022, the record date for the Annual Meeting.

Set forth below are brief descriptions of each of the three proposals voted upon by stockholders at the Annual Meeting and the final voting results for each such proposal. The Company’s stockholders approved the director nominee for election as a Class III Director under Proposal 1 and approved both Proposals 2 and 3.

Proposal 1.	Election of one Class III Director of the Company to hold office until the 2025 Annual Meeting of Stockholders and until the election and qualification of such director’s successor:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Janet M. Thompson	4,337,400	276,410	4,016,787

Proposal 2.	Approval of the Company’s 2022 Equity Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,310,571	1,294,416	8,823	4,016,787

Proposal 3.	Ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for 2022:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,238,151	2,385,334	7,112	N/A

Item 9.01	Financial Statements and Exhibits.

d.	Exhibits
3.1	Amendment Number 3 to Seventh Amended and Restated Bylaws of AutoWeb, Inc.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 21, 2022

AUTOWEB, INC.

By:	/s/ Glenn E. Fuller
Glenn E. Fuller Executive Vice President, Chief Legal Officer and Secretary